Exhibit 99.1

Civitas Solutions Reports Fiscal 2016 Second Quarter Results

BOSTON, MA, May 10, 2016 - Civitas Solutions, Inc. (NYSE: CIVI) today reported financial results for the fiscal second quarter ended March 31, 2016.

Second Quarter Fiscal 2016 Highlights

•	Second quarter net revenue increased 3.1% to $345.7 million; excluding at-risk youth ("ARY") divested operations, second quarter net revenue increased by 7.9%

•	Second quarter Adjusted EBITDA increased 11.2% to $41.2 million; excluding ARY divested operations, second quarter Adjusted EBITDA increased by 15.7%

•	Second quarter net income was $7.3 million, compared to net income of $1.7 million in the second quarter of fiscal 2015

•	Expanded platform of Adult Day Health (“ADH”) services to the state of Maryland with the acquisition of five centers

•	Completed six acquisitions during the second quarter, bringing the year-to-date total to eight acquisitions with total annual revenues of $42.6 million

“We are very pleased with our performance in the second quarter,” stated Bruce Nardella, president and chief executive officer. “Our success in leveraging multiple growth drivers in both of our reporting segments generated 7.9% net revenue growth—almost two-thirds of which was organic—and 15.7% Adjusted EBITDA growth, excluding divested ARY operations. We made excellent progress toward the achievement of many of our strategic goals, as we finalized the divestiture of low-margin ARY services in five states, continued our planned increase in new start initiatives, completed six acquisitions and expanded our new ADH platform into a second state.”

Second Quarter Fiscal 2016 Financial Results

Net revenue for the second quarter was $345.7 million, an increase of $10.5 million, or 3.1%, over net revenue for the same period of the prior year. Net revenue increased $9.5 million from acquisitions that closed during and after the second quarter ended March 31, 2015 and $1.0 million from organic growth, including growth related to new programs. Net revenue and organic growth were negatively impacted by the operating results of our ARY divested operations, which resulted in a decrease in net revenue of $14.8 million. Excluding these operations, net revenue increased by $25.3 million, or 7.9%, of which $15.8 million was from organic growth.

Net revenue consisted of:

•
Human Services net revenue of $273.7 million (79.2% of total net revenue), an increase of 1.5% compared to the second quarter of fiscal 2015; excluding ARY divested operations, Human Services net revenue increased by 7.4%; and

•	Post-Acute Specialty Rehabilitation Services net revenue of $72.0 million (20.8% of total net revenue), an increase of 10.0% compared to the second quarter of fiscal 2015.

Adjusted EBITDA for the second quarter was $41.2 million, compared to Adjusted EBITDA of $37.1 million for the second quarter ended March 31, 2015, an increase of 11.2%. In addition to the contributions of acquisitions, our Adjusted EBITDA margin for the three months ended March 31, 2016 was positively impacted by the divestitures of low margin ARY operations during fiscal 2015 and the first half of fiscal 2016, a decrease in workers' compensation expense resulting from favorable claims experience and leveraging of general and administrative expenses, compared to the second quarter of the prior year. These improvements were partially offset by an increase in direct labor costs due to higher amounts of overtime in some markets, an increase in occupancy costs as a percentage of revenue due to programs with higher levels of open occupancy, and an increase in professional and general liability expense resulting from unfavorable claims experience during the three months ended March 31, 2016.

Income from operations for the second quarter was $21.5 million, or 6.2% of net revenue, compared to $15.0 million, or 4.5% of net revenue, for the second quarter of the prior year. In addition to the items noted above, our operating margin during the three months ended March 31, 2016 was positively impacted by a decrease in depreciation and amortization expense, compared to the second quarter of the prior year. Depreciation and amortization expense for the three months ended March 31, 2015 included an intangible asset impairment charge of $2.2 million related to the closure of our Illinois ARY business.

Net income for the second quarter was $7.3 million compared to net income of $1.7 million for the same period of the prior year. In addition to the items noted above, net income was positively affected by lower interest expense and debt extinguishment costs resulting from the redemption of senior notes in fiscal 2015.

Basic and diluted net income per common share from continuing operations was $0.20 for the fiscal second quarter ended March 31, 2016, compared to net income per common share from continuing operations of $0.05 for the same period of the prior year.

First Half Fiscal 2016 Financial Results

Net revenue for the first six months ended March 31, 2016 was $691.4 million, an increase of $21.7 million, or 3.2%, over net revenue for the same period of the prior year. Net revenue increased $18.4 million from acquisitions that closed during and after the second quarter ended March 31, 2015 and $3.3 million from organic growth, including growth related to new programs. Net revenue and organic growth were negatively impacted by the operating results of our ARY divested operations, which resulted in a decrease in net revenue of $22.8 million. Excluding these operations, net revenue increased by $44.5 million, or 7.0%, of which $26.1 million was from organic growth.

Net revenue consisted of:

•
Human Services net revenue of $551.4 million (79.7% of total net revenue), an increase of 1.8% compared to the six months ended March 31, 2015; excluding ARY divested operations, Human Services net revenue increased by 6.3%; and

•	Post-Acute Specialty Rehabilitation Services net revenue of $140.0 million (20.3% of total net revenue), an increase of 9.4% compared to the six months ended March 31, 2015.

Adjusted EBITDA for the six months ended March 31, 2016 was $77.5 million, compared to Adjusted EBITDA of $77.6 million for the same period of the prior year. As previously disclosed, our Adjusted EBITDA for the six months ended March 31, 2015 included a $6.6 million benefit from unusual circumstances related to lower-than-expected health insurance claims and reversals to accruals for incentive compensation that weren’t expected to, and largely did not, repeat. In addition, our Adjusted EBITDA margin during the first half of fiscal 2016 was negatively impacted by an increase in direct labor costs due to higher amounts of overtime in some markets, an increase in occupancy costs as a percentage of revenue due to programs with higher levels of open occupancy, and higher professional and general liability expense resulting from unfavorable claims experience as compared to the same period of the prior year. The impact of these items was offset by margin improvements resulting from the divestitures of lower margin ARY operations, a decrease in workers' compensation expense due to favorable claims experience, and contributions from acquisitions.

Income from operations for the six months ended March 31, 2016 was $28.7 million, or 4.1% of net revenue, compared to $34.5 million, or 5.2% of net revenue, for the same period of the prior year. In addition to the items noted above, our operating margin during the six months ended March 31, 2016 was negatively impacted, as compared to the same period of the prior year, by a $10.5 million stock-based compensation charge resulting from the vesting of certain awards under our former equity compensation plan and $2.0 million of exit costs associated with the ARY divested operations. The effect of these charges was partially offset by a $3.2 million reduction in the fair value of acquisition related contingent consideration liabilities during the six months ended March 31, 2016.

Net income for the six months ended March 31, 2016 was $1.7 million compared to a net loss of $1.7 million for the same period of the prior year. In addition to the items noted above, net income was positively impacted by lower interest expense and debt extinguishment costs resulting from the redemption of senior notes in fiscal 2015. This benefit was partially offset by a $1.3 million loss on the sale of our ARY operations in North Carolina, and the $4.3 million tax impact associated with the $10.5 million stock-based compensation charge disclosed above. This expense was not deductible for tax purposes.

Basic and diluted net income per common share from continuing operations was $0.05 for the six months ended March 31, 2016, compared to a net loss per common share from continuing operations of $0.04 for the same period of the prior year.

Fiscal 2016 Outlook and Guidance

The Company is confirming its fiscal year 2016 net revenue and Adjusted EBITDA guidance that it originally communicated on December 10, 2015 during the release of fiscal 2015 fourth quarter and full year results.

For fiscal 2016, we are maintaining our guidance for net revenue with a range of $1.400 billion to $1.440 billion and Adjusted EBITDA with a range of $161.0 million to $165.0 million.

Modeling guidelines for the current fiscal year are as follows:

Annual tax rate: 53%*
Depreciation and Amortization: $73 million
Average basic and diluted shares outstanding for the year: 37.5 million
Stock-based compensation: $17.6 million*
Capital expenditures: 3.3% to 3.5% of net revenue

*
The modeling guideline for our annual stock compensation expense includes $10.5 million of expense related to certain awards under our former equity compensation plan that vested in October 2015.  The vesting of these awards impacted the allocation of the shares of Civitas that were distributed from NMH Investment, LLC to our private equity sponsor and management and not the number of shares outstanding.  This expense is not deductible for tax purposes.

Conference Call

This afternoon, Tuesday, May 10, 2016, Civitas Solutions management will host a conference call at 5:00 pm (Eastern Time) to discuss the fiscal 2016 second quarter operating results.

Conference Call Dial-in #:

Domestic U.S. Toll Free:        877-255-4315

International:            412-317-5467

Replay Details (available 1 hour after conclusion of the conference call through 5/17/16):

Domestic U.S. Toll Free:         877-344-7529

International:              412-317-0088

Canada Toll Free:        855-669-9658

Replay Access Code:         10085846

A live webcast of the conference call will be available via the investor relations section of the company’s website: www.civitas-solutions.com. Following the call, an archived replay of the webcast will be available on this website through August 10, 2016.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, and management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements, including our guidance, outlook and statements about our expectations for future financial performance. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the factors described in “Risk Factors” in Civitas’ Form 10-K. Words such as “anticipates”, “believes”, “continues”, "positions", “estimates”, “expects”, “goal”, “objectives”, “intends”, “may”, “hope”, “opportunity”, “plans”, “potential”, “near-term”, “long-term”, “projections”, “assumptions”, “projects”, “guidance”, “forecasts”, “outlook”, “target”, “trends”, “should”, “could”, “would”, “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Select Financial Highlights
($ in thousands, except share and per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Gross revenue	$349,086	$338,867	$698,822	$677,436
Sales adjustments	(3,403)	(3,687)	(7,392)	(7,666)
Net revenue	345,683	335,180	691,430	669,770
Cost of revenue	265,804	260,073	536,816	517,631
Operating expenses:
General and administrative expenses	40,084	39,473	89,626	79,781
Depreciation and amortization	18,331	20,653	36,318	37,863
Total operating expenses	58,415	60,126	125,944	117,644
Income from operations	21,464	14,981	28,670	34,495
Other income (expense):
Management fee of related party	—	—	—	(162)
Other income (expense), net	(143)	(87)	(958)	53
Extinguishment of debt	—	(2,715)	—	(17,058)
Interest expense	(8,464)	(9,416)	(17,037)	(20,321)
Income (loss) from continuing operations before income taxes	12,857	2,763	10,675	(2,993)
Provision (benefit) for income taxes	5,344	995	8,736	(1,376)
Income (loss) from continuing operations	7,513	1,768	1,939	(1,617)
Loss from discontinued operations, net of tax	(198)	(70)	(228)	(125)
Net income (loss)	$7,315	$1,698	$1,711	$(1,742)
Income (loss) per common share, basic and diluted
Income (loss) from continuing operations	$0.20	$0.05	$0.05	$(0.04)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.20	$0.05	$0.05	$(0.05)
Weighted average number of common shares outstanding, basic	37,102,113	36,950,000	37,098,677	36,950,000
Weighted average number of common shares outstanding, diluted	37,207,096	37,065,969	37,245,466	36,950,000
Additional financial data:
Program rent expense	$13,481	$12,297	$26,377	$24,337

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)
	Three Months Ended March 31,		Six Months Ended March 31,

	2016	2015	2016	2015
Net income (loss)	$7,315	$1,698	$1,711	$(1,742)
Loss from discontinued operations, net of tax	198	70	228	125
Provision (benefit) for income taxes	5,344	995	8,736	(1,376)
Interest expense, net	8,461	9,547	16,810	20,427
Depreciation and amortization	18,331	20,653	36,318	37,863
EBITDA	$39,649	$32,963	$63,803	$55,297
Adjustments:
Management fee of related party (a)	—	—	—	162
Stock-based compensation (b)	1,715	1,213	13,434	2,373
Extinguishment of debt and related costs (c)	—	2,916	—	17,259
Long-term compensation plan payment (d)	—	—	—	2,470
Exit costs(e)	(135)	—	2,005	—
Contingent consideration adjustment (f)	—	—	(2,945)	—
Sale of business(g)	—	—	1,250	—
Adjusted EBITDA	$41,229	$37,092	$77,547	$77,561
Supplemental Information
Operating losses for new starts (h)	$1,949	$1,524	$3,550	$2,750
Pro forma effect of acquired EBITDA (i)	1,029	2,215	3,023	5,755

(a)	Represents reimbursable expenses under our management agreement with our private equity sponsor that were incurred prior to the termination of this agreement in September 2014.

(b)
Represents non-cash stock-based compensation expense. For the six months ended March 31, 2016, stock-based compensation includes $10.5 million of expense related to certain awards under our former equity compensation plan that vested in connection with our secondary offering and the distribution of our shares held by NMH Investment, LLC in October 2015. The vesting of these awards impacted the allocation of the shares of Civitas that were distributed from NMH Investment, LLC to our private equity sponsor and management and not the number of shares outstanding.

(c)
Represents the costs associated with the redemption of $162.0 million and $50.0 million of senior notes in October 2014 and March 2015, respectively, and the write-off of the associated deferred financings costs and original issue discount.

(d)	Represents payments associated with the termination of an equity-like plan for employees of the CareMeridian business unit made in connection with our initial public offering ("IPO").

(e)
For the six months ended March 31, 2016, represents expenses of $0.5 million for severance and $1.5 million for lease terminations associated with our ARY divestitures. For the three months ended March 31, 2016, represents changes in estimated severance and lease terminations costs associated with our ARY divestitures.

(f)	Represents the fair value adjustment associated with acquisition related contingent consideration liabilities.

(g)	Represents the loss recorded on the sale of our ARY North Carolina business.

(h)
Operating losses from new starts represent losses from any new start programs initiated within 18 months of the periods presented that had operating losses during the respective periods. Net operating loss from a new start is defined as its revenue for the period less direct expenses but not including allocated overhead costs.

(i)	Represents the estimated additional EBITDA from acquisitions made during the periods presented assuming the acquisitions had occurred on the first day of each respective period.

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
	March 31, 2016	September 30, 2015
Cash and cash equivalents	$7,125	$41,690
Working capital (a)	38,051	60,150
Total assets	1,061,573	1,063,184
Total debt (b)	648,123	651,643
Net debt (c)	590,998	559,953
Stockholders' equity	135,531	121,275

	Six Months Ended March 31,
	2016	2015
Cash flows provided by (used in):
Operating activities	$31,949	$15,382
Investing activities (d)	(62,424)	(50,619)
Financing activities (e)	(4,090)	(160,910)
Purchases of property and equipment	(19,019)	(19,711)
Acquisition of businesses, net of cash acquired	(44,319)	(31,942)

(a)	Calculated as current assets minus current liabilities.

(b)	Includes obligations under capital leases.

(c)	Represents net debt as defined in our senior credit agreement (total debt, net of cash and cash equivalents and restricted cash of $50 million).

(d)
In the Company's Quarterly Report on Form 10-Q for the three and six months ended March 31, 2015, the Company incorrectly included the fair value of contingent consideration related to acquisitions of businesses, net of cash acquired, and the corresponding changes to other accrued and long term liabilities, in its cash flow statement for the six months ended March 31, 2015. This resulted in an overstatement of net cash provided by operating activities and an overstatement of net cash used in investing activities of $6.1 million for the six months ended March 31, 2015. This has been corrected in the reported amounts above for the six months ended March 31, 2015.

(e)
A portion of the IPO proceeds of $182.2 million that we received in fiscal 2014 was used to retire $162.0 million of senior unsecured notes on October 17, 2014 and pay the related redemption premium and fees.

About Civitas

Civitas Solutions, Inc. is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, we have evolved from a single residential program to a diversified national network offering an array of quality services in 35 states.

Contact

Civitas Solutions, Inc.
Dwight Robson, 617-790-4800
Chief Public Strategy and Marketing Officer
dwight.robson@civitas-solutions.com